UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2010

Date of Report (Date of Earliest Event Reported)

________________________

POLYMEDIX, INC.

(Exact name of registrant as specified in its charter)

_____________________

Delaware	000-51895	27-0125925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 N. Radnor Chester Road, Suite 300 Radnor, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(448) 598-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2010, the Board of Directors of PolyMedix, Inc. (the “Company”), upon the recommendation of the Compensation Committee, approved the grant of options to purchase 1,750,000 shares of the Company’s common stock to the Company’s President and Chief Executive Officer, Nicholas Landekic. Options to purchase 750,000 shares of common stock were made pursuant to the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan (the “Plan”). Options to purchase 1,000,000 shares of common stock were made outside of the Plan. Each option grant has an exercise price equal to $1.05, the closing price of the Company’s common stock on the OTC Bulletin Board on February 24, 2010. The options vest ratably on a monthly basis over three years beginning on the date of grant. Mr. Landekic will have until 10 years from the date of the grant to exercise any vested option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

March 2, 2010	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer